EXHIBIT 99.1

Conatus Pharmaceuticals Reports Third Quarter 2016 Financial Results and Program Updates

SAN DIEGO, Nov. 08, 2016 (GLOBE NEWSWIRE) -- Conatus Pharmaceuticals Inc. (Nasdaq:CNAT), a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease, today announced financial results for the quarter and nine months ended September 30, 2016, and provided updates on its clinical development programs.

Financial Results
The net loss for the third quarter of 2016 was $6.9 million compared with $6.1 million for the third quarter of 2015. The net loss for the first nine months of 2016 was $20.6 million compared with $18.1 million for the first nine months of 2015.

Research and development expenses were $4.8 million for the third quarter of 2016 compared with $4.1 million for the third quarter of 2015. Research and development expenses were $13.8 million for the first nine months of 2016 compared with $12.1 million for the first nine months of 2015. The increases in research and development expenses for the third quarter and first nine months were primarily due to the progression of the company’s ENCORE program.

General and administrative expenses were $2.1 million for the third quarter of 2016 compared with $2.0 million for the third quarter of 2015. The increase in general and administrative expenses for the third quarter was primarily due to higher personnel costs and consulting fees. General and administrative expenses were $6.9 million for the first nine months of 2016 compared with $6.0 million for the first nine months of 2015. The increase in general and administrative expenses for the first nine months was primarily due to higher personnel costs and higher consulting, legal and accounting fees.

Cash, cash equivalents and marketable securities were $31.1 million at September 30, 2016, compared with $36.5 million at December 31, 2015. The company believes current financial resources are sufficient to maintain operations for at least the next 12 months.

Program Updates
Conatus is developing its lead compound, emricasan, for the treatment of patients with chronic liver disease. The company recently initiated:

  ENCORE-PH:  A randomized, double-blind, placebo-controlled Phase 2b clinical trial initiated in November 2016 evaluating the effect of emricasan in reducing hepatic venous pressure gradient (HVPG) in patients with compensated or early decompensated liver cirrhosis caused by nonalcoholic steatohepatitis (NASH), and severe portal hypertension confirmed by HVPG of ≥12 mmHg at baseline. Results after 24 weeks of twice-daily treatment with emricasan or placebo are expected in 2018.

Conatus has two additional ongoing emricasan Phase 2b clinical trials:

  POLT-HCV-SVR:  A randomized, double blind, placebo-controlled Phase 2b clinical trial initiated in May 2014 evaluating potential improvements in Ishak Fibrosis Score in post-orthotopic liver transplant (POLT) recipients with liver fibrosis or cirrhosis post-transplant as a result of recurrent hepatitis C virus (HCV) infection who have successfully achieved a sustained viral response (SVR) following HCV antiviral therapy. Results after two years of twice-daily treatment with emricasan or placebo are expected in the first half of 2018.

  ENCORE-NF:  A randomized, double blind, placebo-controlled Phase 2b clinical trial initiated in January 2016 evaluating potential improvements in fibrosis and steatohepatitis in patients with fibrosis caused by NASH. Results after 18 months of twice-daily treatment with emricasan or placebo are expected in 2018.

The company plans to initiate the following additional emricasan clinical trials as resources permit:

  ENCORE-LF:  A planned randomized, double-blind, placebo-controlled clinical trial, expected to begin in the first half of 2017, to evaluate the effect of emricasan on liver function and to collect chronic administration safety information in NASH cirrhosis patients.

  ENCORE-XT:  Planned extensions to continue treatment for a total of at least two years in patients completing the ENCORE-PH and ENCORE-LF trials, with continued monitoring for efficacy, safety, clinical outcomes and health-related quality of life.

During the third quarter, the company announced the acceptance of abstracts for four posters – two addressing clinical results and two addressing preclinical results with emricasan – to be presented at The Liver Meeting®, the annual meeting of the American Association for the Study of Liver Diseases (AASLD) in Boston November 11-15, 2016. Two of the posters were accepted as “Presidential Posters of Distinction,” indicating review scores that place them within the top 10 percent of all posters submitted. The following accepted abstracts are available on the AASLD website at www.aasld.org/:

  “Emricasan (IDN-6556) Orally for 6 Months in Patients with Cirrhosis and Elevated MELD Score Improves Liver Function,” (poster #2095), to be presented by Catherine Frenette, M.D., Medical Director of Liver Transplantation at Scripps Clinic, La Jolla, CA, and a principal investigator in the company’s multicenter Phase 2 Liver Cirrhosis clinical trial of emricasan;

  “Emricasan (IDN-6556) Orally for 6 Months in Patients with Non-alcoholic Steatohepatitis (NASH) Cirrhosis Decreases the Progression of MELD score and Improves Liver Function,” (poster #2099), also to be presented by Dr. Frenette;

  “The pan caspase inhibitor Emricasan improves the hepatic microcirculatory dysfunction of CCl4-cirrhotic rats leading to portal hypertension amelioration and cirrhosis regression,” (poster #2097) to be presented by Jordi Gracia-Sancho, Ph.D., Ramón y Cajal Researcher in Biomedicine at Barcelona Hepatic Hemodynamic Lab, IDIBAPS Biomedical Research Institute & CIBEREHD, Barcelona, Spain; and

  “Circulating microparticles carry apoptosis markers CK-18 and caspase-3/7 which are reduced by treatment with Emricasan in subjects with chronic liver diseases,” (poster #2098), to be presented by Akiko Eguchi, Ph.D., Project Scientist in the Department of Pediatrics, University of California San Diego, La Jolla, CA.

Conference Call and Audio Webcast
Conatus will host a conference call and webcast at 4:30 p.m. Eastern Time today, November 8, to discuss quarterly financial results and provide an update on the company’s development programs. To access the conference call, please dial 877-312-5857 (domestic) or 970-315-0455 (international) at least five minutes prior to the start time and refer to conference ID 8748956. A live and archived webcast of the call will be available in the Investors section of the company’s website at www.conatuspharma.com.

About Conatus Pharmaceuticals
Conatus is a biotechnology company focused on the development and commercialization of novel medicines to treat liver disease. Conatus is developing emricasan, a first-in-class, orally active pan-caspase protease inhibitor, for the treatment of patients with chronic liver disease. To date, emricasan has been studied in over 650 subjects in 16 clinical trials across a broad range of liver disease etiologies and stages of progression. In multiple clinical trials, emricasan has demonstrated statistically significant, rapid and sustained reductions in elevated levels of key biomarkers of apoptosis and inflammation that are implicated in the severity and progression of liver disease. Recent emricasan clinical trial results have demonstrated emricasan’s ability to provide significant improvements in clinically important validated surrogate endpoints of portal hypertension and liver function across multiple etiologies in the subgroups of liver cirrhosis patients with highest medical need. For additional information, please visit www.conatuspharma.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward looking statements, including statements regarding:  the sufficiency of current financial resources; the timelines to announce results from the POLT-HCV-SVR, the ENCORE-NF, and the ENCORE-PH clinical trials; and the trial details and intent to initiate the ENCORE-LF and ENCORE-XT trials. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including:  Conatus’ ability to initiate and successfully complete current and future clinical trials; Conatus’ dependence on its ability to obtain regulatory approval for, and then successfully commercialize emricasan, which is Conatus’ only drug candidate; Conatus’ reliance on third parties to conduct its clinical trials, enroll subjects, manufacture its preclinical and clinical drug supplies and manufacture commercial supplies of emricasan, if approved; potential adverse side effects or other safety risks associated with emricasan that could delay or preclude its approval; results of current and future clinical trials of emricasan; the potential for competing products to limit the clinical trial enrollment opportunities for emricasan in certain indications; the uncertainty of the FDA’s and other regulatory agencies’ approval processes and other regulatory requirements; Conatus’ ability to fully comply with numerous federal, state and local laws and regulatory requirements applicable to it; Conatus’ ability to obtain additional financing in order to complete the development and commercialization of emricasan; Conatus may use its financial resources faster than it anticipates; and those risks described in Conatus’ prior press releases and in the periodic reports it files with the Securities and Exchange Commission. The events and circumstances reflected in Conatus’ forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, Conatus does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Conatus Pharmaceuticals Inc.
Selected Condensed Financial Information
(Unaudited)

	Three Months Ended		Nine Months Ended
Statements of Operations	September 30,		September 30,
	2016	2015	2016	2015

Operating expenses:
Research and development	$4,825,421	$4,103,257	$13,770,371	$12,056,997
General and administrative	2,069,447	1,958,078	6,883,708	6,033,739
Total operating expenses	6,894,868	6,061,335	20,654,079	18,090,736
Other income (expense):
Interest income	33,640	19,680	94,995	49,076
Interest expense	(17,500)	(17,500)	(52,500)	(52,500)
Other income (expense)	11,818	(8,391)	1,645	(10,304)
Total other income (expense)	27,958	(6,211)	44,140	(13,728)
Net loss	$(6,866,910)	$(6,067,546)	$(20,609,939)	$(18,104,464)

Net loss per share, basic and diluted	$(0.31)	$(0.31)	$(0.96)	$(0.99)

Weighted average shares outstanding used in computing net loss per share, basic and diluted	22,410,702	19,668,287	21,527,993	18,209,871

			September 30,	December 31,
Balance Sheets			2016	2015

Assets
Current assets:
Cash, cash equivalents and marketable securities			$31,063,622	$36,508,109
Prepaid and other current assets			1,137,384	1,982,031
Total current assets			32,201,006	38,490,140
Property and equipment, net			285,023	344,734
Other assets			876,130	892,394
Total assets			$33,362,159	$39,727,268

Liabilities and stockholders' equity
Current liabilities			$3,964,175	$3,982,698
Note payable			1,000,000	1,000,000
Deferred rent			181,637	204,224
Stockholders' equity			28,216,347	34,540,346
Total liabilities and stockholders' equity			$33,362,159	$39,727,268

MEDIA:  David Schull
Russo Partners, LLC
(858) 717-2310
David.Schull@RussoPartnersLLC.com

INVESTORS:  Alan Engbring
Conatus Pharmaceuticals Inc.
(858) 376-2637
aengbring@conatuspharma.com